UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report:	May 30, 2006
(Date of earliest event reported):	June 5, 2006

Commission File No. 0-10587

FULTON FINANCIAL CORPORATION

(Exact name of Registrant as specified in its Charter)

Pennsylvania	23-2195389
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)
One Penn Square Lancaster, Pennsylvania	17602
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 717-291-2411

Former name or former address, if changed since last Report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

       Written communications pursuant to Rule 425 under the Securities Act

       Soliciting material pursuant to Rule 14a-12 under the Exchange Act

       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

       Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01

Form of Employment Agreement.

On May 30, 2006, Fulton Financial Corporation’s board of directors approved, with the recommendation of the Executive Compensation Committee, a form of employment agreement to be used for Fulton’s current and future senior executive officers, including its chief executive officer, president, chief financial officer and senior executive vice presidents, and may be given to other senior officers of Fulton and its subsidiaries in the future.  The material terms of the form employment agreement are set forth below:

The term of the agreement commences when the agreement is executed and continues until terminated according to its terms.  The agreement does not have a term of years.  The executive receives a base salary, which is set annually, and is entitled to participate in bonus and incentive compensation programs that are implemented.  The executive is also entitled to participate in Fulton’s retirement plans, welfare benefit plans and other benefit programs.

If the executive voluntarily terminates executive’s employment other than for “good reason” (as defined in the agreement) or retirement at age 65, the executive is entitled to receive executive’s base salary through the effective date of termination plus all accrued and unpaid benefits and vested benefits in accordance with the applicable employee benefit plan terms.  If the executive terminates executive’s employment for “good reason”, or is terminated without cause (as defined in the agreement), he is entitled to receive executive’s base salary, and in the sole discretion of Fulton, he may also receive an additional cash bonus, for a specified period of time.  For the chief executive officer and limited grandfathered senior executives, that specified period would be two (2) years.  For the other senior executive officers, that specified period would be one (1) year.  The executive would continue to be eligible to participate in the employee benefit plans, as eligible, during that same time period.  If the executive is unable to continue to participate in any employee benefit plan, he will be compensated on an annual basis in respect thereof at Fulton’s cost plus a gross up for any taxes applicable thereto.

Following executive’s total disability or death during the term, executive’s employment will terminate and Fulton will pay the executive all amounts accrued under the agreement as of the date of such termination.  In the event of executive’s disability (A) Fulton shall pay the executive at least six months’ base salary, (B) thereafter, for as long as executive continues to be disabled, Fulton will continue to pay executive at least 60% of the base salary until the earlier of executive’s death or December 31 of the calendar year in which executive attains age 65; and (C), to the extent not duplicative of the foregoing, executive shall receive those benefits customarily provided by Fulton to disabled former employees, which benefits shall include, but shall not be limited to, life, medical, health, accident insurance and a survivor's income benefit.

The employment agreement contains restrictions on the sharing of confidential information as well as non-competition and non-solicitation covenants.  The non-competition and non-solicitation covenants will not apply if the executive leaves for “good reason” or if his employment is terminated without cause.

If, during the period 90 days before a Change in Control and ending two (2) years after such Change in Control the executive is terminated by Fulton without cause or the executive resigns for good reason, Fulton will pay the executive a multiple of the sum of (A) the base salary immediately before the Change in Control and (B) the highest annual cash bonus or other incentive compensation awarded over the past three years.  The multiple is three times for the chief executive officer and for limited grandfathered senior executives.  The multiple is two times for the other senior executive officers.  Fulton will also pay that portion, if any, of Fulton’s contribution to the executive’s 401(k), profit sharing, deferred compensation or other similar individual account plan which is not vested as of the date of termination of executive’s employment, plus a gross up for any taxes applicable thereto.  The executive would continue to receive all employee benefits that executive was receiving immediately before such termination for a number of years equal to the multiplier applicable to such executive following termination.  Fulton will pay the executive that same number of additional years of Fulton retirement plan contributions under each tax qualified or nonqualified defined contribution type of retirement plan in which the executive was a participant immediately prior to executive’s termination or resignation and equal to the actuarial present value of such years of benefit accruals.

In the event any payment or distribution by Fulton to or for the benefit of the executive would be subject to excise tax as a “golden parachute”, the executive shall be entitled to receive an additional payment equal to the total excise tax imposed.

Cash Incentive Compensation

On May 30, 2006, the Fulton Board of Directors approved, with the recommendation of the Executive Compensation Committee, a cash incentive compensation structure which rewards the senior executive officers of Fulton for achieving a designated earnings per share threshold compared to its peer group.  If the earnings per share threshold is achieved, each senior executive officer listed below could receive a payout for fiscal year 2006 of at least a pre-set minimum with the possibility of achieving a higher amount, up to a pre-set maximum.  The final amount to be earned by each executive will be determined by the Company’s performance compared to its peer group in certain predetermined financial categories and the subjective determination of the executive’s performance in certain non-financial categories such as employee and customer satisfaction and community involvement.

Eligible Officers

R Scott Smith, Jr.

Chairman, President

and Chief Executive Officer

Charles J. Nugent

Senior Executive Vice President

and Chief Financial Officer

Richard J. Ashby, Jr.

Senior Executive Vice President/

Community Banking

Craig H. Hill

Senior Executive Vice President/

Human Resources

James E. Shreiner

Senior Executive Vice President/

Administrative Services

E. Phillip Wenger

Senior Executive Vice President and Chairman

and CEO of Fulton Bank

Amendment of Option Agreement

 The Executive Compensation Committee approved an amendment to Mr. John M. Bond’s option agreements issued by Columbia Bancorp in each of 2003, 2004 and 2005 to conform them to the term of his prior option agreements which provided that Mr. Bond would not be required to exercise his options within 3 months of his retirement as an officer of The Columbia Bank, but would instead be entitled to continue to hold and exercise such options until three months after he retired as a director of The Columbia Bank.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 5, 2006	FULTON FINANCIAL CORPORATION By: /s/ Charles J. Nugent Charles J. Nugent Senior Executive Vice President and Chief Financial Officer